Exhibit 99.1

Advance Auto Parts Announces CFO Transition

Company Reaffirms Full-Year Guidance

ROANOKE, Va.--(BUSINESS WIRE)--April 2, 2018--Advance Auto Parts, Inc. (NYSE: AAP), a leading automotive aftermarket parts provider in North America that serves both professional installer and do-it-yourself customers, today announced that Executive Vice President and Chief Financial Officer (CFO) Tom Okray has decided to leave the organization, effective April 15, 2018. Okray is leaving the company to accept an executive role with a global, publicly traded company outside of the aftermarket parts industry.

While Advance conducts a search for a successor CFO, Senior Vice President, Controller and Chief Accounting Officer Jeff Shepherd will serve as interim CFO in addition to his current responsibilities. Shepherd joined Advance during the first quarter of 2017 from General Motors where he held various accounting and finance leadership roles, including his most recent role as Controller, General Motors Europe. A certified public accountant, Shepherd also worked at Ernst & Young for more than 15 years and was a partner with the firm.

“On behalf of the entire Advance organization, I want to thank Tom for his contributions and leadership,” said Tom Greco, President and Chief Executive Officer, Advance Auto Parts. “I also want to recognize the world-class Finance organization that we have built during the past two years. By adding high-caliber, external talent and empowering existing leaders within the Finance organization, this team is well-positioned to continue to support our transformation and ensure a seamless transition under Jeff’s leadership.”

“This was a difficult decision for me as I have enjoyed my time at Advance, and I am confident in the company’s transformation plan,” said Okray. “My decision was based solely on personal and professional objectives and does not reflect any disagreement with Advance’s operational or financial practices. I believe the company has the right strategy to deliver on its long-term opportunities, and I wish them nothing but continued success.”

Advance also reaffirmed its full-year 2018 guidance provided earlier this year. “We started 2018 with positive momentum, and we’re excited about the opportunities in front of us as we continue our five-year transformation journey,” said Greco. “I have the utmost confidence in our entire Advance team, and I am pleased with the solid execution we are seeing across our organization this year. I look forward to sharing more on our progress during our first quarter earnings report next month.”

About Advance Auto Parts

Advance Auto Parts, Inc. is a leading automotive aftermarket parts provider that serves both professional installer and do-it-yourself customers. As of December 30, 2017, Advance operated 5,054 stores and 129 Worldpac branches and employed approximately 71,000 Team Members in the United States, Canada, Puerto Rico and the U.S. Virgin Islands. The company also serves approximately 1,218 independently owned Carquest branded stores across these locations in addition to Mexico and the Bahamas, Turks and Caicos, British Virgin Islands and Pacific Islands. Additional information about the company, including employment opportunities, customer services, and online shopping for parts, accessories and other offerings can be found at www.advanceautoparts.com.

Forward-Looking Statements

Certain statements contained in this release are forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events or developments, and typically use words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “forecast,” “guidance,” “outlook” or “estimate.” These forward-looking statements include, but are not limited to, key assumptions for future financial performance including net sales, store growth, comparable store sales, gross profit rate, SG&A, adjusted operating income, income tax rate, integration and transformation costs, adjusted operating income rate targets, capital expenditures, inventory levels and free cash flow; statements regarding expected growth and future performance of Advance Auto Parts, Inc. (the “Company”); statements regarding enhancements to shareholder value, strategic plans or initiatives, growth or profitability, productivity targets and all other statements that are not statements of historical facts. These statements are based upon assessments and assumptions of management in light of historical results and trends, current conditions and potential future developments that often involve judgment, estimates, assumptions and projections. Forward-looking statements reflect current views about our plans, strategies and prospects, which are based on information currently available as of the date of this report. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Please refer to the “Risk Factors” section of the annual report on Form 10-K for the fiscal year ended December 30, 2017, and other filings made by the Company with the Securities and Exchange Commission for additional risk factors that could materially affect the Company’s actual results. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not place undue reliance on those statements. We intend for any forward-looking statements to be covered by, and we claim the protection under, the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

CONTACT:
Advance Auto Parts, Inc.
Media Contact
Kevin Nash, 866-463-4512
kevin.nash@advance-auto.com
or
Investor Contact
Elisabeth Eisleben, 919-227-5466
invrelations@advanceautoparts.com